UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
November 14, 2016
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Nuverra Environmental Solutions, Inc.
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-33816	26-0287117
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
14624 N. Scottsdale Road, Suite #300, Scottsdale, Arizona 85254
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code:
(602) 903-7802
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

On November 14, 2016, Nuverra Environmental Solutions, Inc. (the “Company”) made approximately $2 million in interest payments on its 9.875% Senior Notes due 2018 outstanding in an aggregate principal amount of approximately $40 million (the “2018 Notes”). As previously disclosed, the Company elected to exercise the 30-day grace period following the October 15, 2016 interest payment due date in order to continue discussions with its debtholders regarding strategic alternatives to improve the Company’s long-term capital structure. As a result of the November 14, 2016 interest payment, the Company is now current in its payment obligations under the indenture governing the 2018 Notes.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC.

Date: November 15, 2016	By:	/s/ Joseph M. Crabb
	Name:	Joseph M. Crabb
	Title:	Executive Vice President and Chief Legal Officer